UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): April 3, 2007

AMERIGROUP Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)
(757) 490-6900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
The information contained in Item 2.03 concerning AMERIGROUP Corporation’s (the “Company”) entry into the additional warrant transaction is hereby incorporated herein by reference.
Item 1.02     Termination of a Material Definitive Agreement
On April 6, 2007, the Company returned the Letter of Credit, issued by the Bank of America, N.A. (the “Bank”), for the United States of America c/o United States Attorney’s Office for the Northern District of Illinois, in the amount of $51,442,272.20 (the “Letter of Credit”), to the Bank. On the same date, the Company’s obligation to cash collateralize the Letter of Credit pursuant to a Letter Agreement with the Bank, dated March 23, 2007 (the “Letter Agreement”) was terminated. In connection with the termination of the Company’s obligations under the Letter Agreement, the Security Agreement between the Company and the Bank dated March 23, 2007, also terminated.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2007, on March 22, 2007, the Company entered into a Purchase Agreement with Goldman, Sachs & Co. and Wachovia Capital Markets, LLC (collectively, the “Initial Purchasers”) for the issuance and sale by the Company of $240,000,000 in aggregate principal amount of the Company’s 2.00% Convertible Senior Notes due 2012 (the “Notes”). On March 28, 2007, the Company issued the Notes to the Initial Purchasers and closed the transaction.
The Company also granted the Initial Purchasers an option to purchase up to an additional $20,000,000 in aggregate principal amount of notes (the “Additional Notes”) solely to cover over-allotments, if any. On April 3, 2007, the Initial Purchasers exercised in full the over-allotment option. The Additional Notes will have the same terms as the Notes. On April 9, 2007, the Company issued the Additional Notes to the Initial Purchasers and closed the transaction. The Company received net proceeds from the sale of the Additional Notes of approximately $19,825,000.
The information contained in Item 2.03 of the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2007 regarding the exemption from registration claimed and the terms of conversion of the Notes is hereby incorporated into this Item 2.03 by reference.
On April 3, 2007, the Company also entered into additional convertible note hedge transactions with respect to its common stock, par value $0.01 per share (the “Common Stock”) with an affiliate of Goldman, Sachs & Co. or its hedging counterparty (the “Counterparty”). The additional purchased options will cover, subject to customary anti-dilution adjustments, 470,228 shares of Common Stock. The Company also entered into an additional warrant transaction whereby the Company sold to the Counterparty warrants to acquire, subject to customary anti-dilution adjustments, approximately 470,228 shares of Common Stock.
The information contained in Item 2.03 of the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2007 regarding the anti-dilutive effect that the note hedge and warrant transactions are expected to have on the Company’s Common Stock is hereby incorporated into this Item 2.03 by reference.
Item 3.02     Unregistered Sales of Equity Securities
The information set forth in Item 2.03 is hereby incorporated herein by reference.
Item 8.01     Other Events
On April 3, 2007, the letter of credit issued by Wachovia Bank, National Association in the amount of $351,317,805.50, as described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2007, was delivered by the Company to the Clerk of Court for the U.S. District Court for the Northern District of Illinois, Eastern District for the purpose of staying the enforcement of the judgment in Qui Tam litigation pending the resolution of the Company’s appeal.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits
10.1 Amendment to Confirmation, Re Issuer Warrant Transaction, dated April 3, 2007 between AMERIGROUP Corporation and Wells Fargo Bank, National Association.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation
Date: April 9, 2007

By: Name:	/s/James W. Truess James W. Truess
Title:	Executive Vice President and Chief Financial Officer

Exhibit
Number	Description
10.1	Amendment to Confirmation, Re Issuer Warrant Transaction, dated April 3, 2007 between AMERIGROUP Corporation and Wells Fargo Bank, National Association.